POWER OF ATTORNEY

The undersigned as a Section 16 reporting person of Introgen Therapeutics Inc. a
 Delaware corporation hereby constitutes and appoints David G. Nance and Rodney Varner and each of them the undersigneds true and lawful attorney-in-fact to

1.	complete and execute Forms 3 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder or any successor laws and regulations as a consequence of the undersigneds ownership acquisition or disposition of securities of the Company and

2.	do all acts necessary or advisable in order to file such forms with the
Securities and Exchange Commission any securities exchange or national association that the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 24 day of May 2006.


Signature /s/ S. Malcolm Gillis

Print Name S. Malcolm Gillis